     As filed with the Securities and Exchange Commission on August 10, 2001
                                            Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3

                            ------------------------
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------
                          SATCON TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

                            ------------------------

                    DELAWARE                                                         04-2857552
   (State or other jurisdiction of incorporation or organization)      (I.R.S. Employer Identification No.)

                                161 FIRST STREET
                       CAMBRIDGE, MASSACHUSETTS 02142-1221
                                 (617) 661-0540

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                               DAVID B. EISENHAURE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          SATCON TECHNOLOGY CORPORATION
                                161 FIRST STREET
                       CAMBRIDGE, MASSACHUSETTS 02142-1221
                                 (617) 661-0540
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------
                                   COPIES TO:
                              JEFFREY N. CARP, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                            TELEPHONE: (617) 526-6000
                            TELECOPY: (617) 526-5000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / 333-_______.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / 333-__________.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                            ------------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                                                         Proposed
                                                      Amount      Proposed Maximum       Maximum          Amount of
                                                      to be        Offering Price       Aggregate        Registration
        Title of Shares to be Registered            Registered       Per Share        Offering Price         Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share.......      905,050(1)       $16.70 and       $11,664,335(2)       $2,917
                                                                     $8.075(2)
----------------------------------------------------------------------------------------------------------------------

(1) Consists of (i) 505,050 shares of common stock issuable upon exercise of warrants at an exercise price of $16.70 and (ii) 400,000 shares of common stock issued in connection with the acquisition of Inverpower Controls Ltd. on July 13, 2001.

(2) The proposed maximum offering price per share for the 505,050 shares of common stock issuable upon exercise of the warrants is $16.70, the exercise price of the warrants. The proposed maximum offering price per share for the 400,000 shares of common stock issued in connection with the acquisition of Inverpower Controls Ltd. is $8.075, and is estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and is based upon the average of the high and low prices on the Nasdaq National Market on August 9, 2001.

                           --------------------------

         THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS NAMED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS NAMED IN THIS PROSPECTUS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED AUGUST 10, 2001

PROSPECTUS

                          SATCON TECHNOLOGY CORPORATION

                         905,050 SHARES OF COMMON STOCK


                             ----------------------

On May 25, 2001, in connection with the cash exercise by Brown Simpson Partners I, Ltd. of an existing warrant, we issued a warrant to purchase 438,750 shares of our common stock, at an exercise price of $16.70 per share, to Brown Simpson Partners. This warrant expires on May 25, 2004. On June 1, 2001, in connection with the cash exercise by Matthew Balk of an existing warrant, we issued a warrant to purchase 39,780 shares of our common stock, at an exercise price of $16.70 per share, to Mr. Balk. This warrant expires on June 1, 2004. Also on June 1, 2001, in connection with the cash exercise by Scott Weisman of an existing warrant, we issued a warrant to purchase 26,520 shares of our common stock, at an exercise price of $16.70 per share, to Mr. Weisman. This warrant also expires on June 1, 2004. This prospectus relates to the public offering, which will not be underwritten, of the shares issuable upon exercise of these three warrants.

On July 13, 2001, in connection with the purchase of substantially all of the assets of Inverpower Controls Ltd., we issued 400,000 shares of our common stock. This prospectus also relates to the public offering, which will not be underwritten, of the shares issued in connection with the asset purchase.

We will not receive any proceeds from the sale of the shares in this offering. We will, however, receive the exercise price of the warrants in the amounts indicated above.

We have agreed to pay certain expenses in connection with the registration of the shares and to indemnify all but two of the selling stockholders against certain liabilities. The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is traded on the Nasdaq National Market under the symbol "SATC." On August 9, 2001, the closing sale price of the common stock on Nasdaq was $8.15 per share. We urge you to obtain current market quotations for our common stock.


                             ----------------------

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.


                             ----------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             ----------------------


                The date of this prospectus is ___________, 2001

                                TABLE OF CONTENTS

                                                                                             PAGE
              Prospectus Summary..............................................................3

              The Offering....................................................................3

              Risk Factors....................................................................4

              Special Note Regarding Forward-Looking Information.............................15

              Use of Proceeds................................................................16

              Selling Stockholders...........................................................16

              Description of Capital Stock...................................................17

              Plan of Distribution...........................................................19

              Legal Matters..................................................................20

              Experts........................................................................20

              Where You Can Find More Information............................................21

              Incorporation of Certain Documents By Reference................................21


         Our executive offices are located at 161 First Street, Cambridge, Massachusetts 02142, our telephone number is (617) 661-0540 and our Internet address is www.satcon.com. The information on our Internet website is not incorporated by reference in this prospectus. Unless the context otherwise requires, references in this prospectus to "SatCon," "we," "us," and "our" refer to SatCon Technology Corporation and our subsidiaries.

         GridLink(TM), MagLev(TM), MegaVerter(TM) and PowerGate(TM) are trademarks of SatCon.

         We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS IMPORTANT FEATURES OF THIS OFFERING AND THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, ESPECIALLY THE RISKS OF INVESTING IN OUR COMMON STOCK DISCUSSED UNDER "RISK FACTORS."

                          SATCON TECHNOLOGY CORPORATION

         We are developing enabling technologies for the emerging distributed power generation and power quality markets. Distributed power, or on-site power independent of the electric utility grid, locates power-generating capability closer to the end user, while power quality systems maintain electricity during power outages. We design, develop and manufacture high-efficiency products and a variety of standard and custom high-performance motors to suit specific applications. Our power and energy management products convert, store and manage electricity for businesses and consumers that require high-quality, uninterruptable power. We are utilizing our engineering and manufacturing expertise to develop products we believe will be integral components of distributed power generation and power quality systems. Our specialty motors are typically designed and manufactured for unique customer requirements such as high power-to-size requirements or high efficiency.

                                  THE OFFERING

Common stock offered by selling                              905,050 shares
stockholders.........................................

Use of proceeds......................................        We will not receive any proceeds from the sale of
                                                             shares in this offering.  We will, however, receive the
                                                             exercise price of the warrants in the amounts indicated
                                                             on the cover of this prospectus.

Nasdaq National Market symbol........................        SATC

                                  RISK FACTORS

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW BEFORE PURCHASING OUR COMMON STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING OUR COMPANY. ADDITIONAL RISKS AND UNCERTAINTIES MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS WOULD LIKELY SUFFER. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD FALL, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO BUY OUR COMMON STOCK.

WE EXPECT TO GENERATE A SIGNIFICANT PORTION OF OUR FUTURE REVENUES FROM SALES OF OUR PRODUCTS TO THE DISTRIBUTED POWER AND POWER QUALITY MARKETS, AND NO ASSURANCE CAN BE GIVEN THAT WE WILL REALIZE ANY OF THESE REVENUES.

         On-site distributed power and power quality solutions, such as fuel cells and microturbines, which utilize our products are relatively new methods of producing electricity and have not historically accounted for much revenue in the electricity generation market. We have no experience manufacturing large volumes of our products for mass marketed fuel cell and microturbine systems, and, as a result, we currently generate only limited revenues from these products. Additionally, the existing market for these alternative distributed power products is limited, and there can be no assurance that this market will develop or that our products will be demanded in sufficient quantities to generate our expected revenues. If any of the foregoing were to occur, we would not achieve our anticipated levels of profitability and growth, and we may have to refocus our business on other new or existing product lines.

WE CANNOT ASSURE MARKET ACCEPTANCE OR COMMERCIAL VIABILITY OF OUR DISTRIBUTED POWER AND POWER QUALITY PRODUCTS.

         We intend to continue to expand development of our products for the distributed power generation and power quality markets. However, we cannot assure you that manufacturers of these distributed power solutions will select our products to be incorporated into their solutions. Additionally, we cannot assure you that our customers' products will realize market acceptance, that they will meet the technical demands of their end users or that they will offer cost-effective advantages over existing utilities. Our marketing efforts to date involve development contracts with several customers, identification of specific market segments for power and energy management systems and the continuation of marketing efforts of recently acquired businesses. We cannot know if our commercial marketing efforts will be successful in the future. Furthermore, we cannot assure you that our products, in their current form, will be suitable for specific commercial applications or that further design modifications, beyond anticipated changes to accommodate different markets, will not be necessary. Additionally, we may not be able to develop competitive products, our products may not receive market acceptance, and we may not be able to profitably compete in this market even if market acceptance is achieved. If our products do not gain market acceptance or commercial viability, we will not achieve our anticipated levels of profitability and growth.

WE HAVE NO EXPERIENCE MANUFACTURING PRODUCTS FOR DISTRIBUTED POWER AND POWER QUALITY SYSTEMS ON A COMMERCIAL BASIS.

         To date, we have focused primarily on research and development and have no experience manufacturing products for distributed power and power quality systems on a commercial basis. We have a semi-automated production line in our Marlborough, Massachusetts facility that we expect to be capable of producing up to 25,000 of our residential fuel cell power conversion systems annually. We are also continuing to develop our manufacturing capabilities and processes. We do not know whether or when we will be able to fully develop efficient, low-cost manufacturing capability and processes that will enable us to meet the quality, price, engineering, design and production standards or production volumes required to successfully mass market our distributed power and power quality products. Even if we are successful in developing our manufacturing capability and processes, we do not know whether we will do so in time to meet our product commercialization schedule or to satisfy the requirements of our customers.

WE HAVE RECENT AND ANTICIPATED OPERATING LOSSES.

         We have recorded net losses for the fiscal years ended September 30, 1995, 1996, 1997, 1998, 1999 and 2000 and for the quarters ended December 31, 2000, March 31, 2001 and June 30, 2001. In order to achieve profitability, we must achieve all or some combination of the following:

         o successfully compete in the market for distributed power and power quality products,

         o        develop new products for our existing markets,

         o        sell these products to existing and new customers,

         o increase gross margins through higher volumes and manufacturing efficiencies,

         o        control our operating expenses, and

         o        develop and manage our distribution capability.

         If our revenue does not increase significantly or the increase in our expenses is greater than expected, we may not achieve or sustain profitability or generate positive cash flow in the future. We cannot assure you that we will accomplish these objectives or be profitable in the future. We expect to continue to incur operating losses at least through fiscal year 2001, and we may never become profitable.

WE MAY NOT BE ABLE TO DEVELOP OR SELL OUR DISTRIBUTED POWER, POWER QUALITY AND OTHER PRODUCTS UNDER DEVELOPMENT.

         We have a number of potential products under development including our residential fuel cell power conversion system and the converter, inverter and controller contained in this conversion system. We face many technological challenges that we must successfully address to complete our development efforts. Our product development involves a high degree of risk and may require significant capital resources to enable us to be a low-cost, high-volume manufacturer of reliable products meeting our customers' needs. Returns to our investors are dependent upon successful development and commercialization of our potential products. For example, the successful development of our distributed power and power quality products will require significant investment in research and development before we can determine whether the development of our technology was successful and whether the resulting products will be commercially viable and accepted by the marketplace. In addition, many proposed products based on our technologies will require significant additional expenditures for research and development. We cannot assure you that any of the products we are developing, or those that we develop in the future, will be technologically feasible or accepted by the marketplace. Also, we cannot assure you that any of our product development will be completed on schedule, or at all and, as a result, you may lose all or part of your investment.

WE ARE HEAVILY DEPENDENT ON CONTRACTS WITH THE U.S. GOVERNMENT, AND PARTICULARLY THE U.S. DEPARTMENT OF ENERGY, FOR REVENUE TO DEVELOP OUR DISTRIBUTED POWER AND POWER QUALITY PRODUCTS, AND THE LOSS OF ONE OF OUR GOVERNMENT CONTRACTS COULD PRECLUDE US FROM ACHIEVING OUR ANTICIPATED LEVELS OF GROWTH AND REVENUES.

         Our ability to develop and market our products is heavily dependent upon maintaining our U.S. government contract revenue and research grants. Most of our U.S. government contracts are funded incrementally on a year-to-year basis. Approximately 21% of our revenue during fiscal year 2000 was derived from government contracts and subcontracts. Any change in our relationship with the U.S. government or its agencies whether as a result of market, economic, or competitive pressures, including any decision by the U.S. government to alter its commitment to our research and development efforts, could harm our business and financial condition by depriving us of the resources necessary to develop our distributed power and power quality products. Furthermore, contracts with the U.S. government may be terminated or suspended by the U.S. government at any time, with or without cause. There can be no assurance that our U.S. government contracts will not be terminated or suspended in the future, or that contract suspensions or terminations will not result in unreimbursable expenses or charges or other adverse effects on us.

         The accuracy and appropriateness of our direct and indirect costs and expenses under our contracts with the U.S. government are subject to extensive regulation and audit by the Defense Contract Audit Agency or by other appropriate agencies of the U.S. government. These agencies have the right to challenge our cost estimates or allocations with respect to any such contract. Additionally, a substantial portion of the payments to us under U.S. government contracts are provisional payments that are subject to potential adjustment upon audit by such agencies. Adjustments that result from inquiries or audits of our contracts could have a material adverse impact on our financial condition or results of operations. Since our inception, we have not experienced any material adjustments as a result of any inquiries or audits, but there can be no assurance that our contracts will not be subject to material adjustments in the future.

         In the event that any of our government contracts are terminated for cause, it could significantly affect our ability to obtain future government contracts which could seriously harm our ability to develop our technologies and products. In addition, our participation in various government business programs depends upon our continuing eligibility under the regulations of the United States Small Business Administration. Qualification under these regulations is based upon the standard industrial classification of the product or service that is the subject of the program and the level of our revenues and the number of our employees. Although our current awards under government programs such as the Small Business Innovative Research, or SBIR, program and small business procurement set-asides and preferences will not be affected by increases in the level of our revenues or the number of our employees, as we grow, we may lose our ability to participate in these programs in the future. Under these circumstances, although we will still be able to participate in general government contract and cooperative agreement programs, we will lose our ability to benefit in the future from many of the programs in which we have historically participated. During our fiscal years ended September 30, 1999 and 2000, 11.9% and 5.8%, respectively, of our revenues have been obtained under the SBIR program.

A SIGNIFICANT PORTION OF OUR REVENUE IS DERIVED FROM CONTRACTS WITH THE U.S. GOVERNMENT AND ITS AGENCIES OR FROM SUBCONTRACTS WITH THE U.S. GOVERNMENT'S PRIME CONTRACTORS, AND A SLOWDOWN IN GOVERNMENT SPENDING MAY ADVERSELY AFFECT OUR ABILITY TO OBTAIN ANTICIPATED REVENUES.

         Changes in government policies, priorities or funding levels through agency or program budget reductions by the U.S. Congress or executive agencies or the imposition of budgetary constraints could significantly impair our ability to achieve this level of revenue going forward. Any reductions or slowdowns in government spending could also severely inhibit our ability to successfully complete the development and commercialization of our products.

THE U.S. GOVERNMENT HAS CERTAIN RIGHTS RELATING TO OUR INTELLECTUAL PROPERTY.

         Many of our patents are the result of retaining ownership of inventions made under U.S. government-funded research and development programs. With respect to any invention made with government assistance, the government has a nonexclusive, nontransferable, irrevocable, paid-up license to use the technology or have the technology employed for or on behalf of the U.S. government throughout the world. Under certain conditions, the U.S. government also has "march-in rights." These rights enable the U.S. government to require us to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to responsible applicants, upon terms that are reasonable under the circumstances. If we refuse, the government can grant the license itself, provided that it determines that such action is necessary because we have not achieved practical application of the invention, or to alleviate health or safety needs, or to meet requirements for public use specified by federal regulations, or because products using such inventions are not being produced substantially in the United States. The exercise of these rights by the government could create potential competitors for us if we later determine to further develop the technologies and utilize the inventions in which the government has exercised these rights.

IF WE ARE UNABLE TO MAINTAIN OUR TECHNOLOGICAL EXPERTISE IN DESIGN AND MANUFACTURING PROCESSES, WE WILL NOT BE ABLE TO SUCCESSFULLY COMPETE.

         We believe that our future success will depend upon our ability to develop and provide distributed power and power quality products that meet the changing needs of our customers. This requires that we successfully anticipate and respond to technological changes in design and manufacturing processes in a cost-effective and timely manner. As a result, we continually evaluate the advantages and feasibility of new product design and manufacturing processes. We cannot, however, assure you that our process development efforts will be successful. The introduction of new products embodying new technologies and the emergence of shifting customer demands or changing industry standards could render our existing products obsolete and unmarketable which would have a significant impact on our ability to generate revenue. Our future success will depend upon our ability to continue to develop and introduce a variety of new products and product enhancements to address the increasingly sophisticated needs of our customers. This will require us to continue to make substantial product development investments. We may experience delays in releasing new products and product enhancements in the future. Material delays in introducing new products or product enhancements may cause customers to forego purchases of our products and purchase those of our competitors.

OUR BUSINESS COULD BE ADVERSELY AFFECTED IF WE ARE UNABLE TO PROTECT OUR PATENTS AND PROPRIETARY TECHNOLOGY.

         We currently own 65 U.S. patents which expire between 2009 and 2019. We also have 13 patent applications pending with the U.S. Patent and Trademark Office. As a qualifying small business from our inception to date, we have retained commercial ownership rights to proprietary technology developed under various U.S. government contracts and grants.

         Our patent and trade secret rights are of significant importance to us and to our future prospects. Our ability to compete effectively against other companies in our industry will depend, in part, on our ability to protect our proprietary technology and systems designs relating to our distributed power and power quality products. Although we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be successful in doing so. Further, our competitors may independently develop or patent technologies that are substantially equivalent or superior to ours. No assurance can be given as to the issuance of additional patents or, if so issued, as to their scope. Patents granted may not provide meaningful protection from competitors. Even if a competitor's products were to infringe patents owned by us, it would be costly for us to pursue our rights in an enforcement action, it would divert funds and resources which otherwise could be used in our operations and there can be no assurance that we would be successful in enforcing our intellectual property rights. Because we intend to enforce our patents, trademarks and copyrights and protect our trade secrets, we may be involved from time to time in litigation to determine the enforceability, scope and validity of these rights. This litigation could result in substantial costs to us and divert efforts by our management and technical personnel. In addition, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country where we operate or sell our products.

WE MAY NOT BE ABLE TO MAINTAIN THE CONFIDENTIALITY OF OUR PROPRIETARY KNOWLEDGE.

         In addition to our patent rights, we also rely on treatment of our technology as trade secrets and upon confidentiality agreements, which all of our employees are required to sign, assigning to us all patent rights and technical or other information developed by the employees during their employment with us. We also rely, in part, on contractual provisions to protect our trade secrets and proprietary knowledge. Our employees have also agreed not to disclose any trade secrets or confidential information without our prior written consent. These agreements may be breached, and we may not have adequate remedies for any breach. Our trade secrets may also be known without breach of these agreements or may be independently developed by competitors. Our inability to maintain the proprietary nature of our technology and information could harm our business, results of operations and financial condition by adversely affecting our ability to compete in our markets.

OTHERS MAY ASSERT THAT OUR TECHNOLOGY INFRINGES THEIR INTELLECTUAL PROPERTY RIGHTS.

         We believe that we do not infringe the proprietary rights of others and, to date, no third parties have asserted an infringement claim against us, but we may be subject to infringement claims in the future. The defense of any claims of infringement made against us by third parties could involve significant legal costs and require our management to divert time from our business operations. If we are unsuccessful in defending any claims of infringement, we may be forced to obtain licenses or to pay royalties to continue to use our technology. We may not be able to obtain any necessary licenses on commercially reasonable terms or at all. If we fail to obtain necessary licenses or other rights, or if these licenses are costly, our operating results may suffer either from reductions in revenues through our inability to serve customers or from increases in costs to license third-party technologies.

WE HAVE EXCLUSIVELY LICENSED OUR INTELLECTUAL PROPERTY RIGHTS FOR OUR FLYWHEEL TECHNOLOGY FOR STATIONARY, TERRESTRIAL APPLICATIONS TO OUR AFFILIATE, BEACON POWER CORPORATION, WHOM WE NO LONGER CONTROL, AND BEACON POWER'S DECISIONS REGARDING THE USE OR DEVELOPMENT OF THIS INTELLECTUAL PROPERTY MAY NOT BE IN OUR BEST INTEREST.

         In 1997, we granted Beacon Power a perpetual, worldwide, royalty-free, exclusive right and license to our flywheel technology for stationary, terrestrial applications. In the future, we may not agree with strategic decisions made by Beacon Power, including decisions relating to product development, marketing and market focus, and we will be unable to alter any strategic decisions with which we do not agree. There can be no assurance that Beacon Power will pursue market opportunities that complement our products in a timely manner, or at all. As a result, even though we developed the technology used by Beacon Power, we may not be able to address the market demand for stationary, terrestrial flywheel energy storage systems unless we develop or license alternative technology to meet the needs of our customers. There can be no assurance that any alternative technology will be developed or will be available to us under a license on acceptable terms, or at all. In addition, we may not agree with the terms and conditions of any future Beacon Power financings. We anticipate that our economic stake in Beacon Power will continue to be substantially diluted in the future as Beacon Power obtains additional public or private funding to pursue its business plan.

WE CANNOT ASSURE MARKET ACCEPTANCE OR COMMERCIAL VIABILITY OF BEACON POWER'S STATIONARY FLYWHEEL ENERGY STORAGE SYSTEM OR ANY OF ITS OTHER PRODUCTS.

         The existing market for Beacon Power's alternative distributed power products is limited, and there can be no assurance that this market will develop or that Beacon Power's products will realize market acceptance or be demanded in sufficient quantities to generate anticipated revenues. Even if market acceptance is achieved, there can be no assurance that Beacon Power can profitably compete in this market. In addition, Beacon Power's products may not function as anticipated or may not compete effectively with other products produced by their competitors, and we cannot assure you that Beacon Power's products will meet the technical demands of their end-users or that they will offer cost-effective advantages over existing technologies. If any of the foregoing were to occur, Beacon Power would not achieve its anticipated levels of profitability and growth which would diminish the value of our investment in Beacon Power.

         Many proposed products based on technologies owned by or licensed to Beacon Power will require significant additional capital expenditures for research and development. We cannot assure you that any of the products Beacon Power is developing, or those that they develop in the future, will be technologically feasible, suitable for specific commercial applications without design modifications beyond anticipated changes to accommodate different markets or accepted by the marketplace. In addition, we cannot assure you that Beacon Power's product development will be completed on schedule, or at all. If Beacon Power is unable to successfully develop and market, on a commercially viable basis, its flywheel products, the value of our investment in Beacon Power could be significantly diminished.

LOSS OF ANY OF OUR KEY PERSONNEL, AND PARTICULARLY OUR CHIEF EXECUTIVE OFFICER, COULD HURT OUR BUSINESS BECAUSE OF THEIR EXPERIENCE, CONTACTS AND TECHNOLOGICAL EXPERTISE.

         The loss of the services of one or several of our key employees or an inability to attract, train and retain qualified and skilled employees, specifically engineering and sales personnel, could result in the loss of customers or otherwise inhibit our ability to operate and grow our business successfully. In addition, our ability to successfully integrate acquired facilities or businesses depends, in part, on our ability to retain and motivate key management and employees hired by us in connection with these acquisitions. We are particularly dependent upon the services of David B. Eisenhaure, our president, chief executive officer, chairman of the board and founder, as a result of his business and academic relationships, understanding of government contracts and technical expertise. The loss of Mr. Eisenhaure's services would have a material adverse effect on our business and results of operations, including our ability to attract employees and obtain future contract research and development.

WE EXPECT SIGNIFICANT COMPETITION FOR OUR PRODUCTS AND SERVICES.

         To date, we have faced only limited competition in providing research services, prototype development and custom and limited quantity manufacturing. We expect competition to intensify greatly as commercial applications increase for our products under development. Many of our competitors and potential competitors are well established and have substantially greater financial, research and development, technical, manufacturing and marketing resources than we do. Some of our competitors and potential competitors are much larger than we are. If these larger competitors decide to focus on the development of distributed power and power quality products, they have the manufacturing, marketing and sales capabilities to complete research, development and commercialization of these products more quickly and effectively than we can. There can also be no assurance that current and future competitors will not develop new or enhanced technologies perceived to be superior to those sold or developed by us. There can be no assurance that we will be successful in this competitive environment.

PRICE INCREASES OF MATERIALS OR COMPONENTS USED BY US COULD ADVERSELY AFFECT THE VOLUME OF OUR SALES.

         We use materials and components obtained from third-party suppliers to manufacture many of our products. We expect this to continue as we increase our manufacturing capabilities and move into high volume production. If prices of materials and components that we use were to increase, we may not be able to afford them or to pass these costs on to our customers. In addition, if we were required to raise the price of our products as a result of increases in the price of materials or components that we use, demand for our products may decrease which would reduce our sales. To date, we have not entered into long-term contracts which fix prices or limit price increases for materials or components during the term of the contract, and we do not expect to do so in the future.

WE ARE DEPENDENT ON THIRD-PARTY SUPPLIERS FOR THE DEVELOPMENT AND SUPPLY OF KEY COMPONENTS FOR OUR PRODUCTS.

         From time to time, shipments can be delayed because of industry-wide or other shortages of necessary materials and components from third-party suppliers. A supplier's failure to develop and supply components in a timely manner, or to supply components that meet our quality, quantity or cost requirements, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could impair our ability to manufacture our products. In addition, to the extent the processes that our suppliers use to manufacture components are proprietary, we may be unable to obtain comparable components from alternative suppliers.

LONG-TERM CONTRACTS ARE NOT TYPICAL IN OUR BUSINESS, AND REDUCTIONS, CANCELLATIONS OR DELAYS IN CUSTOMER ORDERS WOULD ADVERSELY AFFECT OUR OPERATING RESULTS.

         We do not usually obtain long-term purchase orders or commitments from our customers. Instead, we work closely with our customers to develop non-binding forecasts of the future volume of orders. Customers may cancel their orders, change production quantities from forecasted volumes or delay production for a number of reasons beyond our control. Significant or numerous cancellations, reductions or delays in orders by our customers would reduce our net sales. From time to time we make capital investments in anticipation of future business opportunities like the significant investment we made to install a semi-automated production line in our Marlborough, Massachusetts facility for residential fuel cell power conversion systems. There can be no assurance that we will receive the anticipated business that supports these investments. If we are unable to obtain this anticipated business, we may not be able to successfully compete in our markets.

IF WE EXPERIENCE A PERIOD OF SIGNIFICANT GROWTH OR EXPANSION, IT COULD PLACE A SUBSTANTIAL STRAIN ON OUR RESOURCES.

         If we are successful in obtaining rapid market penetration of our products, we will be required to deliver large volumes of quality products or components to our customers and licensees on a timely basis and at reasonable costs to us. We have limited experience in delivering large volumes of our products and have limited capacity to meet wide-scale production requirements. We cannot assure you that our efforts to expand our manufacturing and quality assurance activities will be successful, that we will be able to satisfy large-scale commercial production on a timely and cost-effective basis or that growth will not strain our management, operational and technical resources.

We will also be required to continue to improve our operational, management and financial systems and controls to meet anticipated growth. Failure to manage our growth could damage our relationships with our customers and our investors and be extremely costly to try to resolve.

WE MAY NEED ADDITIONAL FINANCING FOR OUR FUTURE CAPITAL NEEDS AND MAY NOT BE ABLE TO RAISE ADDITIONAL FUNDS ON TERMS ACCEPTABLE TO US, OR AT ALL.

         If we are unable to increase our revenues and achieve positive cash flow, we will need to raise additional funds. We may also need additional financing if we:

         o need additional cash to fund research and development costs of products currently under development,

         o        decide to expand faster than currently planned,

         o develop new or enhanced services or products ahead of schedule,

         o        need to respond to competitive pressures, or

         o decide to acquire complementary products, businesses or technologies.

         We cannot assure you that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs which would significantly limit our ability to implement our business plan. In addition, we may have to issue securities that may have rights, preferences and privileges senior to our common stock.

WE INTEND TO PURSUE STRATEGIC ACQUISITIONS, AND FAILURE TO SUCCESSFULLY INTEGRATE ACQUIRED BUSINESSES OR ASSETS MAY ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE.

         A component of our business strategy is to seek the acquisition of businesses, products, assets and technologies that complement or augment our existing businesses, products, assets and technologies. Since 1997, we have expanded our business and capabilities through the acquisition of seven businesses and intellectual property, tooling and other assets from another entity.

         Acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers and the need for regulatory approvals, including antitrust approvals. We cannot assure you that we will be able to successfully identify acquisition candidates or complete future acquisitions. We cannot assure you that we will be able to operate acquired businesses profitably or otherwise implement our growth strategy successfully. The successful combination of companies in a rapidly changing industry such as ours may be more difficult to accomplish than in other industries. Our ability to integrate any newly acquired entities will require us to continue to improve our operational, financial and management information systems and to motivate and effectively manage our employees. If our management is unable to manage growth effectively, the quality of our products, our ability to identify, hire and retain key personnel and our results of operations could be materially and adversely affected.

         Although successfully completing future acquisitions is an important part of our overall business strategy, any future acquisitions that we make could result in:

         o difficulty in integrating our operations, technologies, systems, products and services with those of the acquired facility,

         o difficulty in operating in foreign countries, in the case of acquisitions that we make outside the United States, and over significant geographical distances,

         o diversion of our capital and our management's attention away from other business issues,

         o an increase in our expenses and our working capital requirements,

         o potential loss of our key employees and customers of facilities or businesses we acquire, and

         o        financial risks, such as:

                  o potential liabilities of the facilities and businesses we acquire,

                  o        our need to incur additional indebtedness, and

                  o        dilution if we issue additional equity securities.

OUR BUSINESS COULD BE SUBJECT TO PRODUCT LIABILITY CLAIMS.

         Our business exposes us to potential product liability claims which are inherent in the manufacturing, marketing and sale of our products, and we may face substantial liability for damages resulting from the faulty design or manufacture of products or improper use of products by end users. We currently maintain a low level of product liability insurance, and there can be no assurance that this insurance will provide sufficient coverage in the event of a claim. Also, we cannot predict whether we will be able to maintain such coverage on acceptable terms, if at all, or that a product liability claim would not harm our business or financial condition. In addition, negative publicity in connection with the faulty design or manufacture of our products would adversely affect our ability to market and sell our products.

WE ARE SUBJECT TO A VARIETY OF ENVIRONMENTAL LAWS THAT EXPOSE US TO POTENTIAL FINANCIAL LIABILITY.

         Our operations are regulated under a number of federal, state and foreign environmental and safety laws and regulations that govern, among other things, the discharge of hazardous materials into the air and water as well as the handling, storage and disposal of these materials. These laws and regulations include the Clean Air Act, the Clean Water Act, the Resource, Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and Liability Act, as well as analogous state and foreign laws. Because we use hazardous materials in our manufacturing processes, we are required to comply with these environmental laws. In addition, because we generate hazardous wastes, we, along with any other person who arranges for the disposal of our wastes, may be subject to potential financial exposure for costs associated with an investigation and any remediation of sites at which we have arranged for the disposal of hazardous wastes if those sites become contaminated and even if we fully comply with applicable environmental laws. In the event of a violation of environmental laws, we could be held liable for damages and for the costs of remedial actions. Environmental laws could also become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with any violation.

BUSINESSES AND CONSUMERS MIGHT NOT ADOPT ALTERNATIVE DISTRIBUTED POWER SOLUTIONS AS A MEANS FOR OBTAINING THEIR ELECTRICITY AND POWER NEEDS.

         On-site distributed power generation solutions, such as fuel cell and microturbine products, which utilize our products provide an alternative means for obtaining electricity and are relatively new methods of obtaining electricity and other forms of power that businesses and consumers may not adopt at levels sufficient to sustain our business. Traditional electricity distribution is based on the regulated industry model whereby businesses and consumers obtain their electricity from a government regulated utility. For alternative methods of distributed power to succeed, businesses and consumers must adopt new purchasing practices and must be willing to rely less upon traditional means of purchasing electricity, and market participants must be willing to produce products for alternative methods of power distribution. We cannot assure you that businesses, consumers or market participants will choose to utilize or service this on-site distributed power market at levels sufficient to sustain our business. The development of a mass market for our products may be impacted by many factors which are out of our control, including:

         o market acceptance of fuel cell and microturbine systems that incorporate our distributed power and power quality products,

         o the cost competitiveness of fuel cell and microturbine systems that incorporate our distributed power and power quality products,

         o the future costs of natural gas, propane and other fuels used by our customers' products versus future costs of other forms of fuel and/or power,

         o        consumer reluctance to try a new product,

         o consumer perceptions regarding the safety of our customers' products,

         o        regulatory requirements, and

         o the emergence of newer, more competitive technologies and products.

         If a mass market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop these products.

A MASS MARKET FOR HYBRID-ELECTRIC VEHICLES MAY NEVER DEVELOP OR MAY TAKE LONGER TO DEVELOP THEN WE ANTICIPATE.

         If a mass market fails to develop or develops more slowly than we anticipate for hybrid-electric automobiles, we may be unable to recover the expenditures we will have incurred to develop our products and may be unable to achieve profitability in that portion of our business which could negatively impact our overall profitability. Many factors which are out of our control may have a negative effect on the development of a mass market for our hybrid-electric vehicle components. These factors include:

         o        the competitiveness of alternative fuel vehicles,

         o the availability, future costs and safety of hydrogen, natural gas or other potential alternative fuels,

         o        consumer reluctance to adopt alternative fuel products,

         o original equipment manufacturer reluctance to replace current technology,

         o        consumer perceptions,

         o        regulatory requirements, and

         o the emergence of newer, breakthrough technologies and products by our competitors in the alternative fuel vehicle market.

THE DISTRIBUTED POWER GENERATION INDUSTRY MAY BECOME SUBJECT TO FUTURE GOVERNMENT REGULATION WHICH MAY IMPACT OUR ABILITY TO MARKET OUR PRODUCTS.

         We do not believe that our products will be subject to existing federal and state regulations governing traditional electric utilities and other regulated entities. We do believe that our products will be subject to oversight and regulation at the local level in accordance with state and local ordinances relating to building codes, safety, pipeline connections and related matters. This regulation may depend, in part, upon whether an on-site distributed power system is placed outside or inside a home. At this time, we do not know which jurisdictions, if any, will impose regulations upon our products. We also do not know the extent to which any existing or new regulations may impact our ability to sell and service our products. Once our customers' products reach the commercialization stage and they begin distributing systems to their target markets, federal, state or local government entities may seek to impose regulations. Any new government regulation of our products, whether at the federal, state or local level, including any regulations relating to installation and servicing of our products, may increase our costs and the price of our products and may have a negative impact on our revenue and profitability.

UNCERTAINTIES AND ADVERSE TRENDS AFFECTING THE DEREGULATION OF THE ELECTRIC UTILITY INDUSTRY OR ANY OF OUR MAJOR CUSTOMERS MAY HARM OUR OPERATING RESULTS.

         The growth of our distributed power generation business depends in large part on the continued deregulation of the electric utility industry. Existing utility companies, which have historically operated without competition, may attempt to deter or delay the deregulation process. In addition, our customers may not be able to compete effectively against existing utility companies in a deregulated market. Changes in federal and state regulation may also have the effect of deterring further investment in research and development of alternative energy sources, including fuel cells and microturbines. Any changes in the deregulation process or procedures, the inability of our customers to compete effectively against existing utility companies or changes in federal or state regulation which deter further investment in alternative energy sources would significantly limit the demand for our products and our ability to generate anticipated levels of revenue.

OUR SHARE PRICE HAS BEEN SUBJECT TO EXTREME PRICE FLUCTUATIONS.

         The markets for equity securities in general, and for those of other companies in our industry, have been volatile, and the market price of our common stock, which is traded on the Nasdaq National Market under the symbol SATC, may be subject to significant fluctuations. This could be in response to operating results, announcements of technological innovations or new products by us, our competitors or our customers, patent or proprietary rights developments and market conditions for distributed energy and high technology stocks in general. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These market fluctuations, as well as general economic conditions, may adversely affect the market price of our common stock. Past fluctuations have coincided with fluctuations of other public companies in the alternative energy sector, market responses to national issues, public release of information regarding the introduction of new products, the award of significant contracts, analyst downgrades of our projected stock price and investment community enthusiasm for the alternative energy sector. There can be no assurance that the trading price of our common stock will remain at or near its current level.

OUR QUARTERLY OPERATING RESULTS ARE SUBJECT TO FLUCTUATIONS, AND IF WE FAIL TO MEET THE EXPECTATIONS OF SECURITIES ANALYSTS OR INVESTORS, OUR SHARE PRICE MAY DECREASE SIGNIFICANTLY.

         Our annual and quarterly results may vary significantly depending on various factors, many of which are beyond our control and may not meet the expectations of securities analysts or investors. If this occurs, the price of our stock could decline. Past material quarterly fluctuations have been caused by:

         o variations in the timing and volume of customer orders relative to our manufacturing capacity and staffing levels,

         o the timing of our expenditures in anticipation of future orders,

         o introduction and market acceptance of our customers' new products, and

         o the level of research and development expenses incurred by us which are unreimbursed.

         Future quarterly fluctuations could be caused by these factors and:

         o        our effectiveness in managing our manufacturing processes,

         o changes in competitive and economic conditions generally or in our customers' markets,

         o the timing of, and the price we pay for, acquisitions and related integration costs,

         o changes in the cost or availability of components or skilled labor, and

         o        general economic conditions.

         Because our operating expenses are based on anticipated revenue levels, our sales cycle for development work is relatively long and a high percentage of our expenses are fixed for the short term, a small variation in the timing of recognition of revenue can cause significant variations in operating results from quarter to quarter.

EXISTING STOCKHOLDERS CAN EXERT CONSIDERABLE CONTROL OVER US.

         Our officers and directors, and their affiliates, beneficially hold over one-third of our outstanding shares of common stock, a majority of which is beneficially held by Mr. Eisenhaure, our president, chief executive officer, chairman of the board and founder. If all of these stockholders were to vote together as a group, they would have the ability to exert significant influence over our board of directors and its policies. As a practical matter, Mr. Eisenhaure may have the ability to elect our directors and to determine the outcome of corporate actions requiring stockholder approval, including votes concerning director elections, bylaw amendments and possible mergers, corporate control contests and other significant corporate transactions, irrespective of how some of our other stockholders may vote. Accordingly, such concentration of ownership may have the effect of delaying, deterring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could have an adverse effect on the market price of our common stock.

WE COULD ISSUE ADDITIONAL COMMON STOCK, WHICH MIGHT DILUTE THE BOOK VALUE OF OUR COMMON STOCK.

         We have authorized 50,000,000 shares of our common stock, of which 16,539,597 shares were issued and outstanding as of August 9, 2001. Our board of directors has the authority, without action or vote of our stockholders, to issue all or part of any authorized but unissued shares. Such stock issuances may be made at a price which reflects a discount from the then-current trading price of our common stock. These issuances would dilute your percentage ownership interest, which will have the effect of reducing your influence on matters on which our stockholders vote, and might dilute the book value of our common stock. You may incur additional dilution of net tangible book value if holders of stock options, whether currently outstanding or subsequently granted, exercise their options or if warrantholders exercise their warrants to purchase our common stock.

THE SALE OF LARGE NUMBERS OF SHARES OF OUR COMMON STOCK COULD DEPRESS OUR STOCK PRICE.

         In addition, as of July 31, 2001, we have reserved 3,496,621 shares of common stock for issuance upon exercise of stock options and warrants and 473,500 shares for future issuances under our stock plans. As of July 31, 2001, holders of warrants and options to purchase an aggregate of 705,050 shares of our common stock may exercise those securities and transfer the underlying common stock at any time subject, in some cases, to Rule 144. In accordance with registration rights that we have granted to various individuals and entities requiring us to register their shares for public resale, we also have resale registration statements in effect registering 4,935,322 shares of our common stock (not including the 905,050 shares of our common stock covered by this prospectus). The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market, or the perception that these sales could occur. These sales might also make it more difficult for us to sell equity securities in the future at a price that we think is appropriate, or at all.

PROVISIONS IN OUR CHARTER DOCUMENTS AND DELAWARE LAW MAY DELAY, DETER OR PREVENT THE ACQUISITION OF SATCON, WHICH COULD DECREASE THE VALUE OF YOUR SHARES.

         Some provisions of our certificate of incorporation and bylaws may delay, deter or prevent a change in control of SatCon or a change in our management that you as a stockholder may consider favorable. These provisions include:

         o authorizing the issuance of "blank check" preferred stock that could be issued by our board of directors to increase the number of outstanding shares and deter a takeover attempt,

         o a classified board of directors with staggered, three-year terms, which may lengthen the time required to gain control of our board of directors,

         o prohibiting cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates, and

         o        limitations on who may call special meetings of stockholders.

         In addition, Section 203 of the Delaware General Corporation Law and provisions in some of our stock incentive plans may delay, deter or prevent a change in control of SatCon. Those provisions serve to limit the circumstances in which a premium may be paid for our common stock in proposed transactions, or where a proxy contest for control of our board may be initiated. If a change of control or change in management is delayed, deterred or prevented, the market price of our common stock could suffer.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

         This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading "Risk Factors," that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares by the selling stockholders. We will, however, receive the exercise price of the warrants in the amounts indicated on the cover of this prospectus.

         The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

                              SELLING STOCKHOLDERS

         The following table sets forth the number of shares owned, and/or issuable upon exercise of the warrants held, by each of the selling stockholders. Other than PricewaterhouseCoopers Securities Inc., which is affiliated with PricewaterhouseCoopers LLP (our independent public accountants through May 12, 1999), none of the selling stockholders has held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of shares or other securities of SatCon.

         No estimate can be given as to the amount of shares that will be held by the selling stockholders after completion of this offering because the selling stockholders may offer all or some of the shares and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling stockholders named below. The table sets forth, to our knowledge, certain information about the selling stockholders as of August 10, 2001.

         Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

                                             Shares of Common Stock    Number of Shares  Shares of Common Stock to
                                            Beneficially Owned Prior    of Common Stock    be Beneficially Owned
       Name of Selling Stockholder                to Offering            Being Offered       After Offering (1)
       ---------------------------                -----------            -------------       ------------------
                                              Number      Percentage                        Number     Percentage
                                              ------      ----------                        ------     ----------
Brown Simpson Partners I, Ltd.                471,250          2.8%          438,750         32,500         *
Bank of Montreal Capital Corporation          192,366          *             192,366              0         *
Ventures West VI Limited Partnership          150,389          *             150,389              0         *
Matthew Balk                                   76,130          *              39,780         36,350         *
Scott Weisman                                  40,970          *              26,520         14,450         *
Digital Predictive Systems Inc.                34,387          *              34,387              0         *
Business Development Bank of Canada            12,406          *              12,406              0         *
PricewaterhouseCoopers Securities Inc.         10,452          *              10,452              0         *

-----------------------
* Less than one percent.

(1) We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

         We are authorized to issue up to 50,000,000 shares of common stock, of which 16,539,597 shares are issued and outstanding as of August 9, 2001. The following summary description of the common stock is qualified in its entirety by reference to our certificate of incorporation.

         The holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor, and, upon the liquidation, dissolution or winding up of SatCon, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preference on the preferred stock, if any. Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. Our outstanding common stock is, and the common stock to be outstanding upon completion of the offering will be, validly issued, fully paid, and nonassessable.

PREFERRED STOCK

         We are authorized to issue up to 1,000,000 shares of preferred stock. Our preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by stockholders and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion, redemption rights and sinking fund provisions. The issuance of preferred stock could reduce the rights, including voting rights, of the holders of common stock, and, therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell our assets to a third party, thereby preserving control of SatCon by existing management.

LIMITATION OF LIABILITY OF OFFICERS AND DIRECTORS UNDER DELAWARE LAW

         In accordance with Delaware law, our certificate of incorporation eliminates in certain circumstances the liability of our directors for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director:

         o for a breach of the director's duty of loyalty to us or our stockholders,

         o for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law,

         o for a willful or negligent declaration of an unlawful dividend, stock purchase or redemption, or

         o for transactions from which the director derived an improper personal benefit.

         In addition, our bylaws include provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits or proceedings against such persons by reason of serving or having served as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined not to have acted in good faith, unlawfully or in the best interests of SatCon. With respect to matters as to which our officers and directors and others are determined to be liable for misconduct or negligence in the performance of their duties, our bylaws provide for indemnification only to the extent that we determine that such person acted in good faith and in a manner not opposed to the best interests of SatCon.

         However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling SatCon pursuant to Delaware state law, as well as the foregoing charter and bylaw provisions, we have been informed that in the opinion of the SEC, such indemnification as it relates to federal securities laws is against public policy, and therefore, unenforceable.

         Further, insofar as limitation of liabilities may be so permitted pursuant to Delaware state law, as well as the foregoing charter and bylaw provisions, such limitations of liabilities does not apply to any liabilities arising under federal securities laws.

DIVIDEND POLICY

         We have not paid cash dividends on our common stock or preferred stock since our inception, and we have no intention of paying any cash dividends to our stockholders in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Any declaration of dividends in the future will be at the election of our board of directors and will depend upon our earnings, capital requirements and financial position, general economic conditions, requirements of any bank lending arrangements which may then be in place and other pertinent factors.

TRANSFER AGENT AND REGISTRAR

         The name and address of the transfer agent and registrar for our common stock is EquiServe Trust Company, 150 Royall Street, Canton, Massachusetts 02021.

                              PLAN OF DISTRIBUTION

         The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

         o purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus,

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers,

         o block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

         o an over-the-counter distribution in accordance with the rules of the Nasdaq National Market,

         o        in privately negotiated transactions, and

         o        in options transactions.

         In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

         To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

         In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with those sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

         In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

         At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

         We have agreed to indemnify all but two of the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

         We have agreed with one of the selling stockholders, Brown Simpson, to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (ii) such time as all of the shares covered by this prospectus may be sold without volume restrictions pursuant to Rule 144 under the Securities Act, or (iii) the date which is two years after the date that the registration statement of which this prospectus constitutes a part is declared effective by the SEC.

         We have agreed with all but two of our other selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in connection with the registration statement or (ii) the date which is one year after the date that the registration statement of which this prospectus constitutes a part is declared effective by the SEC.

                                  LEGAL MATTERS

         The validity of the shares offered by this prospectus has been passed upon by Hale and Dorr LLP.

                                     EXPERTS

         The financial statements of SatCon Technology Corporation as of September 30, 1999 and 2000 and for each of the years then ended, incorporated by reference in this prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

         The financial statements of Inverpower Controls Ltd. as of July 31, 1999 and 2000 and for each of the years then ended, incorporated by reference in this prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated July 12, 2001 with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

         The financial statements of SatCon Technology Corporation incorporated in this prospectus by reference to the financial statements for the year ended September 30, 1998, included in the Annual Report on Form 10-K, Amendment No. 3, for the year ended September 30, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of Ling Electronics, Inc. and Subsidiary incorporated in this prospectus by reference as of September 30, 1998 and 1999 and for each of the two years in the period ended September 30, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of Beacon Power Corporation as of December 31, 2000 and 1999 and for the three years ended December 31, 2000 and the period from May 8, 1997 (date of Beacon Power's inception) to December 31, 2000, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein. Such financial statements have been incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file with the SEC at the public reference facilities the SEC maintains at:

                           Room 1024, Judiciary Plaza
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

and at the SEC's Regional Offices located at:

                           Northwestern Atrium Center
                                   Suite 1400
                             500 West Madison Street
                             Chicago, Illinois 60661

and

                            Seven World Trade Center
                                   13th Floor
                            New York, New York 10048

and you may also obtain copies of these materials by mail from the Public Reference Section of the SEC at:

                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         The SEC also maintains a Web site, the address of which is http://www.sec.gov. That site also contains our annual, quarterly and special reports, proxy statements, information statements and other information.

         This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's Web site. Statements contained or incorporated by reference in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete and, in each instance, you should refer to the copy of that contract, agreement or document filed as an exhibit to, or incorporated by reference in, the registration statement. Each statement as to the contents of a contract, agreement or document is qualified in all respects by that reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

         We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

         (1) Our Amendment No. 1 to Current Report on Form 8-K/A dated October 21, 1999,

         (2) Our Annual Report on Form 10-K for the fiscal year ended September 30, 2000,

         (3) Our Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended September 30, 2000,

         (4) Our Amendment No. 2 to Annual Report on Form 10-K/A for the fiscal year ended September 30, 2000,

         (5) Our Quarterly Report on form 10-Q for the quarter ended December 31, 2000,

         (6) Our Amendment No. 2 to Current Report on Form 8-K/A dated October 21, 1999,

         (7) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001,

         (8) Our Amendment No. 3 to Annual Report on Form 10-K/A for the fiscal year ended September 30, 2000,

         (9)      Our Current Report on Form 8-K dated May 25, 2001,

         (10)     Our Current Report on Form 8-K dated June 6, 2001,

         (11)     Our Current Report on Form 8-K dated July 13, 2001,

         (12) Our Amendment No. 1 to Current Report on Form 8-K/A dated July 13, 2001,

         (13) All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement, and

         (14) The description of our common stock contained in our Registration Statement on Form 8-A filed on November 6, 1992, including any amendments or reports filed for the purpose of updating that description.

         You may request a copy of these documents, which will be provided to you at no cost, by contacting:

                          SatCon Technology Corporation
                                161 First Street
                            Cambridge, MA 02142-1221
                       Attn: Investor Relations Department
                                 (617) 661-0540

         You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by SatCon (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

             Filing Fee - Securities and Exchange Commission.....................     $    2,917

             Legal fees and expenses.............................................     $   60,000

             Accounting fees and expenses........................................     $   25,000

             Miscellaneous expenses..............................................     $   12,083
                                                                                      ----------
                      Total Expenses.............................................     $  100,000
                                                                                      ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. SatCon has included such a provision in its Certificate of Incorporation. This provision reads as follows:

                  "To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary demands for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

         Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court like determines that such indemnification is proper under the circumstances. SatCon's Bylaws include the following provision:

                  "Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees", who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful."

         SatCon has purchased directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER                                                    DESCRIPTION
------                                                    -----------
2.1                          Asset Purchase Agreement by and among Inverpower Controls Ltd., the Registrant and SatCon Power Systems Canada Ltd., dated June 25, 2001, is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K
                             dated July 13, 2001.

4.1                          Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1
                             (File No. 33-49286).

4.2                          Bylaws of the Registrant is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-49286).

4.3                          Certificate of Amendment of Certificate of Incorporation of the Registrant, as
                             filed with the Secretary of State of the State of Delaware on May 12, 1997, is
                             incorporated herein by reference to Exhibits to the Registrant's Quarterly
                             Report on Form 10-Q for the period ended March 31, 1997.


                                      II-2


4.4                          Bylaws Amendment of the Registrant is
                             incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

4.5                          Certificate of Amendment of Certificate of
                             Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on March 17, 1999, is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated August 25, 1999.

4.6 Certificate of Designation of Series and Statement of Variations of Relative Rights, Preferences and
                             Limitations of Preferred Stock, dated as of August
                             25, 1999, relating to the Series A Preferred Stock is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated
                             August 25, 1999.

4.7                          Certificate of Amendment of Certificate of
                             Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on March 15, 2000, is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended September 30, 2000.

4.8                          Certificate of Amendment of Certificate of
                             Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on May
                             4, 2001, is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on
                             Form 10-Q for the period ended March 31, 2001.

5.1                          Opinion of Hale and Dorr LLP, counsel to the Registrant.

10.1                         Warrant, dated May 25, 2001, issued to Brown Simpson
                             Partners I, Ltd. is incorporated herein by reference to
                             Exhibits to the Registrant's Current Report on Form 8-K
                             dated May 25, 2001.

10.2 Amendment No. 1 to Registration Rights Agreement, dated as of May 25, 2001, among the Registrant and the parties whose names appear on Schedule I thereto is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form
                             8-K dated May 25, 2001.

23.1                         Consent of Hale and Dorr LLP (included in Exhibit 5.1).

23.2                         Consent of Arthur Andersen LLP.

23.3                         Consent of Arthur Andersen LLP.

23.4                         Consent of PricewaterhouseCoopers LLP.

23.5                         Consent of PricewaterhouseCoopers LLP.

23.6                         Consent of Deloitte & Touche LLP.

ITEM 17. UNDERTAKINGS.

         ITEM 512(a) OF REGULATION S-K. The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included is a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         ITEM 512(b) OF REGULATION S-K. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         ITEM 512(h) OF REGULATION S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 10th day of August, 2001.

                                     SATCON TECHNOLOGY CORPORATION

                                     By:   /s/ DAVID B. EISENHAURE
                                           ------------------------------
                                           David B. Eisenhaure
                                           President, Chief Executive Officer
                                           and Chairman of the Board


                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of SatCon Technology Corporation, hereby severally constitute and appoint David B. Eisenhaure, Michael C. Turmelle and Jeffrey N. Carp, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable SatCon Technology Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                TITLE                             DATE
                ---------                                -----                             ----

/s/ DAVID B. EISENHAURE                    President, Chief Executive                August 10, 2001
----------------------------               Officer and Chairman of the
David B. Eisenhaure                        Board (Principal Executive
                                           Officer)



/s/ SEAN F. MORAN                          Vice President of Finance, Chief          August 10, 2001
--------------------                       Financial Officer and Treasurer
Sean F. Moran                              (Principal Financial and
                                           Accounting Officer)



/s/ MICHAEL C. TURMELLE                    Vice President, Chief Operating           August 10, 2001
--------------------------                 Officer and Director
Michael C. Turmelle



/s/ JAMES L. KIRTLEY, JR.                  Vice President, Chief Scientist           August 10, 2001
-----------------------------              and Director
James L. Kirtley, Jr.


                                      II-5



/s/ MARSHALL J. ARMSTRONG                  Director                                  August 10, 2001
-------------------------
Marshall J. Armstrong



/s/ ALAN P. GOLDBERG                       Director                                  August 10, 2001
-----------------------
Alan P. Goldberg



/s/ THOMAS A. HURKMANS                     Director                                  August 10, 2001
-----------------------
Thomas A. Hurkmans



                                           Director
----------------------
Gerald L. Wilson

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                                        DESCRIPTION
------                                                        -----------
2.1                          Asset Purchase Agreement by and among Inverpower Controls Ltd., the Registrant and SatCon Power Systems Canada Ltd., dated June 25, 2001, is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K
                             dated July 13, 2001.

4.1                          Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1
                             (File No. 33-49286).

4.2                          Bylaws of the Registrant is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-49286).

4.3                          Certificate of Amendment of Certificate of Incorporation of the Registrant, as
                             filed with the Secretary of State of the State of Delaware on May 12, 1997, is
                             incorporated herein by reference to Exhibits to the Registrant's Quarterly
                             Report on Form 10-Q for the period ended March 31, 1997.

4.4                          Bylaws Amendment of the Registrant is incorporated herein by reference to
                             Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

4.5                          Certificate of Amendment of Certificate of Incorporation of the Registrant, as
                             filed with the Secretary of State of the State of Delaware on March 17, 1999,
                             is incorporated herein by reference to Exhibits to the Registrant's Current
                             Report on Form 8-K dated August 25, 1999.

4.6                          Certificate of Designation of Series and Statement of Variations of Relative
                             Rights, Preferences and Limitations of Preferred Stock, dated as of August 25,
                             1999, relating to the Series A Preferred Stock is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated
                             August 25, 1999.

4.7                          Certificate of Amendment of Certificate of Incorporation of the Registrant, as
                             filed with the Secretary of State of the State of Delaware on March 15, 2000,
                             is incorporated herein by reference to Exhibits to the Registrant's Annual
                             Report on Form 10-K for the year ended September 30, 2000.

4.8                          Certificate of Amendment of Certificate of Incorporation of the Registrant, as
                             filed with the Secretary of State of the State of Delaware on May 4, 2001, is
                             incorporated herein by reference to Exhibits to the Registrant's Quarterly
                             Report on Form 10-Q for the period ended March 31, 2001.

5.1                          Opinion of Hale and Dorr LLP, counsel to the Registrant.

10.1                         Warrant, dated May 25, 2001, issued to Brown Simpson Partners I, Ltd. is incorporated herein by reference to Exhibits to the Registrant's Current
                             Report on Form 8-K dated May 25, 2001.

EXHIBIT
NUMBER                                                        DESCRIPTION
------                                                        -----------
10.2                         Amendment No. 1 to Registration Rights Agreement, dated as of May 25, 2001, among the Registrant and the parties whose names appear on Schedule I thereto is incorporated herein by reference to Exhibits to the Registrant's Current
                             Report on Form 8-K dated May 25, 2001.

23.1                         Consent of Hale and Dorr LLP (included in Exhibit 5.1).

23.2                         Consent of Arthur Andersen LLP.

23.3                         Consent of Arthur Andersen LLP.

23.4                         Consent of PricewaterhouseCoopers LLP.

23.5                         Consent of PricewaterhouseCoopers LLP.

23.6                         Consent of Deloitte & Touche LLP.

24.1                         Power of attorney (included on the signature pages of this registration statement).